Exhibit 99.1

For Immediate Release

First Hawaiian, Inc. Announces Increase in Stock Repurchase Program

Honolulu, Hawaii August 9, 2019 — First Hawaiian, Inc. (NASDAQ:  FHB) (the “Company”), the parent company of First Hawaiian Bank, announced today that the Company’s Board of Directors has approved a $50 million increase in its stock repurchase program to up to $150 million of its outstanding common stock during 2019.  The Company had completed approximately $40 million of stock repurchases through June 30, 2019, leaving a remaining authorization of $110 million for 2019.

The Company recently sold approximately $400 million in shared national credits at a weighted average price of 99.7%, and an estimated loss of $1.2 million.  The Company will use the proceeds from these sales to reduce its balance of public time deposits and to fund the additional $50 million of stock repurchases.  The Company estimates these actions will be neutral to earnings per share while maintaining capital ratios near current levels.

Repurchases of shares of the Company’s common stock may be conducted through open market purchases, which may include purchases under a trading plan adopted pursuant to Securities and Exchange Commission Rule 10b5-1, or through privately negotiated transactions. The timing and exact amount of any share repurchases will be subject to various factors, including the Company’s capital position and financial performance, as well as market conditions.

About First Hawaiian, Inc.

First Hawaiian, Inc. is a bank holding company headquartered in Honolulu, Hawaii. Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The Bank offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services. Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit the Company’s website, www.fhb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect our current views with respect to, among other things, future events, including those relating to share repurchases by the Company, and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”,

“intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature.  These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control.  Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict.  Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission filings, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Investor Relations Contact: Kevin Haseyama, CFA (808) 525-6268 khaseyama@fhb.com	Media Contact: Susan Kam (808) 525-6254 skam@fhb.com